CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 to the Registration Statement on Form S-3 (No. 33-64193) of J.P. Morgan & Co. Incorporated of our report dated January 11, 1995 appearing on page 41 of the J.P. Morgan & Co. Incorporated Annual Report on Form 10-K (included in the 1994 Annual Report to Stockholders) for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


      PRICE WATERHOUSE LLP/s/
      New York, New York
      January 31, 1996